NEWS:

For Immediate Release

CONTACT:

Kathleen M. Kelly

Vice President

American Technical Ceramics Corp.

(631) 622-4710

email: invest@atceramics.com

AMERICAN TECHNICAL CERAMICS CORP. HAS ENTERED INTO A DEFINITIVE

AGREEMENT TO BE ACQUIRED BY AVX CORPORATION FOR $24.75 PER SHARE

HUNTINGTON STATION, NEW YORK, June 18, 2007 — AMERICAN TECHNICAL CERAMICS CORP. (ATC) (AMEX: AMK), a leading manufacturer of high-performance electronic components, including capacitors and thin film circuits for a broad range of commercial and military applications, today announced that it has signed a definitive merger agreement with AVX Corporation (NYSE: AVX) pursuant to which all of the outstanding equity interests of ATC will be acquired by AVX.

Pursuant to the merger, each outstanding share of ATC common stock will be converted into the right to receive $24.75 in cash, without interest, and each outstanding option will be converted into the right to receive $24.75 in cash less the applicable exercise price with respect to each share of common stock underlying such option. The aggregate consideration to be received by ATC’s stockholders and optionholders in the transaction is approximately $231 million in cash. The transaction is subject to approval of the American Technical Ceramics stockholders, and other conditions, including regulatory approvals, that are customary for transactions of this nature.

Victor Insetta, President, Chief Executive Officer and founder of ATC, stated, “This is an important milestone in the history of American Technical Ceramics. We have developed a strong business by listening to our customers and providing them with the highest quality products available. AVX is one of the leaders in our industry. They have a great understanding of and appreciation for our business and bring to bear the technological, marketing and financial resources that will enable ATC to move to the next level. I am very proud of what we have accomplished. I thank all of the dedicated employees who, through the years, helped us get to where we are today, and the many stockholders who, through the many ups and downs we experienced since going public in 1986, provided unwavering support.”

Thomas Weisel Partners LLC acted as exclusive financial advisor to American Technical Ceramics and Mintz Levin Cohn Ferris Glovsky and Popeo served as legal advisor to ATC.

American Technical Ceramics Corp. designs, develops, manufactures and markets electronic components, including ceramic multilayer capacitors and custom thin film circuits. ATC’s products are utilized in a broad range of commercial and military applications, including wireless infrastructure, fiber optics, medical electronics, semiconductor manufacturing equipment and satellite equipment. ATC is headquartered in Huntington Station, New York.

AVX Corporation is a leading worldwide manufacturer and supplier of a broad line of passive electronic components and interconnect products. AVX’s components can be found in products manufactured in a very broad range of industries worldwide. AVX is headquartered in Myrtle Beach, SC. AVX can be found on the Internet at http://www.avx.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements that are subject to risks and uncertainties, including, but not limited to, economic and political conditions, the impact of competitive products, product demand and market acceptance risks, changes in product mix, costs and availability of raw materials, fluctuations in operating results, delays in development of highly-complex products, risks associated with international sales and sales to the U.S. military, risk of customer contract or sales order cancellation and other risks detailed from time to time in American Technical Ceramics Corp.’s filings with the Securities and Exchange Commission, including, without limitation, those contained under the caption “Item 1. BUSINESS - CAUTIONARY STATEMENTS REGARDING FORWARD – LOOKING STATEMENTS” in the Company’s Annual Report on Form 10-K. These risks could cause the Company’s actual results for future periods to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Any forward-looking statements represent the Company’s expectations or forecasts only as of the date they were made and should not be relied upon as representing its expectations or forecasts as of any subsequent date. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, even if its expectations or forecasts change.

one norden lane, huntington station, n.y. 11746-2142 usa

phone: (631) 622-4700 * fax: (631) 622-4748 * http://www.atceramics.com